STOCK PURCHASE AGREEMENT

by and among

SE Global Equities Corp.

("Purchaser")

and

Global-American Investments, Inc. ("Company")

and

Execute Direct.com Corp.

("Shareholder")

and

Marco Alfonsi

Principal Shareholder of Execute Direct.com Corp.

STOCK PURCHASE AGREEMENT

PREAMBLE

This Stock Purchase Agreement ("Agreement") is dated as of May 25, 2001 ("Effective Date") by and among (i) SE Global Equities Corp., a Minnesota corporation (the "Purchaser"), (ii) Global-American Investments, Inc. (the "Company"), an Arizona corporation, and (iii) ExecuteDirect.com Corp. and its principal shareholder, Marco Alfonsi (collectively, the "Shareholders," and individually with respect to each, as the "Shareholder".) Shareholders are collectively referred to in this Agreement as "Selling Parties". Selling Parties and Purchaser are collectively referred to in this Agreement as the "Parties".

RECITALS

WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase from the Selling Parties, and the Selling Parties will sell to the Purchaser, all of the outstanding capital stock of the Company in return for cash;

WHEREAS, Purchaser desires to acquire on the terms and subject to the conditions reflected below, all of the outstanding capital stock of the Company (herein "Company Shares");

WHEREAS, the Selling Parties desire that the transaction contemplated herein be consummated and that Selling Parties take any and all actions necessary therefore;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

"Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

"Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such specified Person.

"Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Section 3.19.

"Agreement" shall have the meaning set forth in the Preamble.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

"Closing" shall have the meaning set forth in Section 8.1.

"Closing Date" shall have the meaning set forth in Section 8.1.

"Company Contracts" means all existing written and oral material agreements and commitments of the Company, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than $10,000 and for a term of not more than 12 months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, powers of attorney, and any contract which involves a payment by the Company of more than $10,000 or has a term or requires performance by the Company over a period of more than 90 days.

"Company Pension Plan" shall have the meaning set forth in Section 3.21.

"Confidential Information" shall mean any information concerning the business and affairs of the Company that is not already generally available to the public.

"Control" means a Person who possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

"Disclosure Memorandum" shall have the meaning set forth in the introduction to

Article III.

"Environmental Laws" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, Laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of Environmental Permits, licenses, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

"Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

"ERISA" shall have the meaning set forth in Section 3.21.

"ERISA Plans" shall have the meaning set forth in Section 3.21.

"Escrow Shares" shall have the meaning set forth in Section 10.7.

"Financial Statements" shall have the meaning set forth in Section 3.6.

"Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

"GAAP" shall mean generally accepted accounting principles, consistently applied.

"Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

"Hazardous Material" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

"hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article," "section," "Exhibit" and like references are to this Agreement unless otherwise specified.

"Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

"Indemnified Losses" shall have the meaning set forth in Section 9.1.

"Indemnitees" shall have the meaning set forth in Section 9.1.

"known," "to the knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

"Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

"Leased Real Property" shall have the meaning set forth in Section 3.12(b).

"Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

"Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

"NASDR" shall mean NASD Regulation, Inc. a separate, independent subsidiary of the National Association of Security Dealers, Inc. ("NASD").

"Orders" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Owned Real Property" shall have the meaning set forth in Section 3.12(a).

"Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

"Product" shall mean those services, equipment and software provided to a customer which relates directly or indirectly to the Acquired Assets.

"Purchase Price" shall have the meaning set forth in Section 2.2.

"Real Property" shall have the meaning set forth in Section 3.12(b).

"Real Property Lease" shall have the meaning set forth in Section 3.12(b).

"Reference Date" shall have the meaning set forth in Section 3.6.

"Reference Date Balance Sheets" shall have the meaning set forth in Section 3.6.

"Related Parties" shall have the meaning set forth in Section 3.24.

"Returns" shall have the meaning set forth in Section 3.19.

"Security Interest" shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic=s, materialman=s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Shareholder" or "Shareholders" shall have the meaning set forth in the Preamble.

"Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

"Survival Period" shall have the meaning set forth in Section 9.3.

"Tax" or "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

"Termination of Escrow" shall have the meaning set forth in Section 10.7.

ARTICLE II.

STOCK PURCHASE AND DISTRIBUTION OF ASSETS

2.1. Sale and Transfer of Company Shares. Subject to the terms and conditions set forth in this Agreement, the Selling Parties agree to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from the Selling Parties, all of the Company Shares for the consideration specified below in Sections 2.2 and 2.3.

2.2. Purchase Price. Subject to adjustment as provided in 9.1(a)(ii), Purchaser agrees to pay to the Selling Parties at the Closing, in accordance with the provisions of Section 8.3, Thirty Eight Thousand Five Hundred Dollars (US$ 38,500) (the "Purchase Price") in cash by wire transfer or delivery of other immediately available funds. The Purchase Price shall be allocated among the Selling Parties in proportion to their respective holdings of the Company as set fourth in Section 3.1(b) of the Disclosure Schedule.

2.3 Distribution of Assets. Immediately prior to Closing, Purchaser agrees to allow Company to transfer the following assets to the Selling Parties or their designees:

(i) At the Closing, the Company will receive cash proceeds in the amount equal to the total amount of trading deposits held with Computer Clearing Services, Inc. (the "Trading Deposits"). Such amounts, shall not however, exceed Forty Thousand Dollars (US$ 40,000) in the aggregate. The Board of Directors of the Company shall cause the Trading Deposits to be distributed to the Selling Parties in proportion to their respective holdings of the Company as set forth in Section 3.1(b) of the Disclosure Schedule immediately prior to the Closing. The total amount of Trading Deposits shall be based on the amounts reflected on the Balance Sheet as of Closing;

(ii) At the Closing, the Company will distribute its cash remaining in its bank accounts to Selling Parties (the "Bank Accounts"). The total amount of the Bank Accounts shall be based on the amount reflected on the Reference Date Balance Sheet but in no case will exceed $1,000 in the aggregate; and

(iii) This Agreement shall exclude the 300 NASDAQ Warrants issued to the Company in C/O Cedric Swirsky.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

The Shareholders and the Company have delivered to Purchaser the disclosure memorandum attached hereto (the "Disclosure Memorandum") which contains certain information regarding the Company. The information contained in the Disclosure Memorandum shall be deemed to be part of and qualify only those sections of this Article III which correspond to or are referred to in the sections of the Disclosure Memorandum. Any section of this Article III may be qualified by specific facts (but not by knowledge or materiality or words of similar import) described in a corresponding section of the Disclosure Memorandum, whether or not a specific reference to the Disclosure Memorandum is made in the applicable section of this Article III. In addition to the Disclosure Memorandum, the Shareholders and the Company have delivered to Purchaser certain documents and materials as a part of Purchaser's due diligence investigation, and the Disclosure Memorandum and all such documents and materials are or were true, correct and complete as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to Purchaser. At all times prior to and including the date of the Closing, the Shareholders and the Company shall promptly provide Purchaser with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. To induce Purchaser to enter into and perform this Agreement, the Shareholders and the Company represent and warrant to Purchaser as of the date of this Agreement and Closing Date as follows:

3.1. Organization, Authority and Qualification. (a) The Company is a corporation duly organized and validly existing under the laws of the state of Arizona. The Company has offices and places of business at the locations specified in the Disclosure Memorandum. The Company has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. The Company is not required to be qualified as a foreign corporation in any jurisdiction except as described in the Disclosure Memorandum. The Selling Parties have previously furnished to Purchaser true, correct and complete copies of the articles or certificate of incorporation and bylaws of the Company, as amended to date.

(b) The entire authorized capital stock of the Company consists of Ten Thousand (10,000) Company Shares, of which Ten Thousand (10,000) Company Shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Selling Parties as set forth in Section 3.1(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock.

(c) The Company is a registered broker dealer with the SEC, NASD, and other state regulatory authorities having jurisdiction over the Company. The list of states in which the Company is registered as a Broker Dealer is disclosed in the Disclosure Memorandum. The Company to its knowledge is fully compliant with all rules and regulations of the SEC, NASD and the state regulatory agencies in which it is registered. The Company further represents that it has never been engaged in any underwriting of securities or the placement of securities for itself or others.

3.2. Capacity; Inconsistent Obligations. (a) Each Shareholder has the full right, power and legal capacity (including, if Shareholder is a corporation, full corporate power and authority) to execute, deliver and perform his obligations under this Agreement to which such Shareholder is a party. This Agreement has been duly and validly executed and delivered by such Shareholder and constitute the valid and legally binding obligations of such Shareholder, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

(b) The execution, delivery and performance of this Agreement to which any Shareholder is a party will not (i) result in a violation of the Company's articles of incorporation or bylaws, or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment or any order, to which the Company or any Shareholder is a party or by which any of them or any of their respective assets and properties is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the any of the Company's assets or properties, (x) the acceleration or creation of any Liability of the Company, (y) the forfeiture of any right or privilege of the Company, or (z) the forfeiture of any right or privilege of any Shareholder which may affect such Shareholder's ability to perform under this Agreement.

3.3. Consents. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance by each Shareholder of this Agreement to which he, she or it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

3.4. No Violation; Compliance with Laws. Except as set forth in the Disclosure Memorandum, to the best of its knowledge the Company is not in default under or in violation of (a) its articles of incorporation or bylaws or (b) any order. Except as set forth in the Disclosure Memorandum, the operations of the Company and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this section, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon the Company shall be deemed to be a material non-compliance). Neither the Company nor any Shareholder has received any notification of any asserted past or present failure by the Company to comply with any applicable Law.

3.5. Possession of Licenses. Except as set forth in the Disclosure Memorandum, the Company possesses all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company is not in violation thereof.

3.6. Financial Statements, Financial Condition. (a) Prior to the date hereof, the Selling Parties have delivered to Purchaser copies of the Company's financial statements for year ended December 31, 2000 and related documents as identified in the Disclosure Memorandum (collectively, the "Financial Statements"). The Financial Statements exclude the Company's most recent balance sheet as of April 30, 2001 (the "Reference Date Balance Sheet"). The date of the Reference Date Balance Sheet is referred to herein as the "Reference Date". Except as set forth in the Disclosure Memorandum and in the accompanying "Notes to Financial Statements", to the best of the Selling Parties' knowledge the Financial Statements are true and correct, in all material respects, have been prepared, in the best of the Selling Parties' knowledge, in accordance with GAAP consistently applied, present fairly the financial condition of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company. The books and records of the Company are true, correct and complete in all material respects and, except as set forth in the Disclosure Memorandum, are to the best of the Selling Parties' knowledge, maintained in accordance with GAAP.

3.7 Events Subsequent to Reference Date Balance Sheet. Since the Reference Date Balance Sheet, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that Reference Date:

(i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) the Company has not has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

(iii) the Company has not accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

(iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

(v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

(vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

(vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $30,000 in the aggregate;

(viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except for licensing the right use the Intellectual Property in conjuction with the Products sold to Customers in the Ordinary Course of Business;

(xi) there has been no change made or authorized in the charter or bylaws of the Company;

(xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock. As of this date there are 10,000 shares of stock that have been issued by the Company;

(xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other ERISA Plan);

(xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

(xxii) the Company has not committed to any of the foregoing.

3.8. Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the Disclosure Memorandum, and (ii) Liabilities which have arisen after the Reference Date in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

3.9. Title to Properties. Except as set forth in the Disclosure Memorandum, the Company has good and complete title to all properties and assets reflected in the Reference Date Balance Sheet, except inventories and other immaterial assets which have been disposed of in the Ordinary Course of Business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth on the face of the Reference Date Balance Sheet (rather than in any notes thereto).

3.10. Receivables. Except as set forth in the Disclosure Memorandum, all notes and accounts receivable shown on the Reference Date Balance Sheet and all such receivables now held by the Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet or otherwise set forth in the Disclosure Memorandum and, with respect to notes and accounts receivable arising after the Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Reference Date Balance Sheet or in the Disclosure Memorandum constituted of the aggregate of notes and accounts receivable on such Reference Date Balance Sheet. Except as set forth in the Disclosure Memorandum the Company has no knowledge of any accounts receivables that are not collectible.

3.11. Personal Property. (a) Except as set forth in the Disclosure Memorandum, all machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by the Company are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of the Company and the Shareholders, except as set forth in the Disclosure Memorandum, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

(b) To the knowledge of the Company and the Shareholders, except as set forth in the Disclosure Memorandum, all lessors of machinery, equipment or other tangible personal property leased by the Company have performed and satisfied their respective duties and obligations under such leases. The Company has not brought or threatened any Action against any such lessors for failure to perform and satisfy its duties and obligations thereunder.

3.12. Real Property. (a) The Company has good title to all of the real property reflected on the Reference Date Balance Sheet as owned by the Company (collectively, the "Owned Real Property"), free and clear from all defects and Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or in the Disclosure Memorandum. The Disclosure Memorandum lists all Real Property, whether or not owned by the Company, listing with respect to each parcel the street address and the owner or lessor.

(b) Except as set forth in the Disclosure Memorandum, each parcel or tract of real property which is used by the Company in its business and that is not Owned Real Property (the "Leased Real Property," and collectively with the Owned Real Property, the "Real Property") is subject to a written lease or sublease to which the Company is a party as lessee or sublessee (individually a "Real Property Lease"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Shareholders have previously furnished Purchaser with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by the Company, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or (ii) to the knowledge of the Company and the Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

(c) All of the Real Property is free from development, use or occupancy restrictions, except those imposed by applicable Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Real Property is located or as otherwise described in the Disclosure Memorandum. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property. The Company has the exclusive right of possession of each tract or parcel comprising its Real Property.

(d) Except as set forth in the Disclosure Memorandum, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property are in compliance with all Laws and private restrictive covenants, and to the Company's and the Shareholders' knowledge there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's business. Except as set forth in the Disclosure Memorandum, all Improvements are in good condition and repair, and are suited for the operation of the Company's business.

(e) Neither the Company nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

(f) Except as set forth in the Disclosure Memorandum, all requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

3.13. Intellectual Property. (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property including trade names necessary for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Selling Parties has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any of the Selling Parties, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

3.14. Product Warranty. Not Applicable.

3.15. Product Liability. Not Applicable.

3.16. Contracts. (a) Except as set forth in the Disclosure Memorandum, all Company Contracts have been entered into in the Ordinary Course of Business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the date of the Closing. Except as set forth in the Disclosure Memorandum, no Company Contract is likely to result in a loss to the Company upon completion of performance, and all Company Contracts can be fulfilled or performed by the Company in accordance with their respective terms without undue or unusual expenditures of money or effort.

(b) There are no known existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by the Company under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

(c) To the Company and Shareholders' knowledge, neither this Agreement, the Closing or the relationship between the Company and the Purchaser has caused or is likely to cause the termination or nonrenewal of any Company Contract.

3.17. Insurance. The Company has obtained and maintains insurance policies which provide adequate coverage to insure its assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which the Company operates, and all such policies are in full force and effect. All premiums due on such policies have been paid, and the Company has not received any notice of cancellation with respect thereto. The Company has no Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Memorandum lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered to Purchaser prior to the date hereof.

3.18. Litigation; Contingencies. Except as set forth in the Disclosure Memorandum, no Action is pending or, to the knowledge of the Shareholders and the Company, threatened against, by or affecting the Company. There are no unsatisfied judgments or Orders against the Company or any Shareholder to which any of them or their assets and properties are subject.

3.19. Taxes. Except as set forth in the Disclosure Memorandum, the Company and any entity at any time eligible or required to file a consolidated or combined Tax return with the Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), has duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Company and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by the Company or any Affiliated Entities have been paid to the extent that such Taxes or estimates are due. The Company has previously provided to the Purchaser true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in the Disclosure Memorandum, all Taxes imposed on the Company and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of the Company, and such reserves will be adequate to pay all Taxes of the Company for all periods through the Closing. There is not now any proposed assessment against the Company or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing.

3.20. Employment and Labor Matters. (a) Except as set forth in the Disclosure Memorandum, to the Company's and the Shareholders' knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company plans to discontinue such relationship with the Company.

(b) The Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the Company's and the Shareholders' knowledge threatened, between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past five years. The Company has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

(c) The Disclosure Memorandum lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by the Company, including each such individual's title, compensation and duties.

3.21. Employee Benefit Matters. (a) The Disclosure Memorandum lists all "employee benefit plans" (the "ERISA Plans") within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which the Company contributes or is required to contribute and all other practices, commitments, arrangements and agreements pursuant to which the Company provides, directly or indirectly, any benefits for employees. The Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA. True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Purchaser.

(b) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither the Company nor the Shareholders, nor to the Company's and the Shareholders' knowledge any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), nor has any such person been involved in or caused an ERISA Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA. Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code has complied with and is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending claims or, to the Company's and the Shareholders' knowledge threatened claims, by or against any of the ERISA Plans by any employee or beneficiary covered under such ERISA Plan, or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

(c) The Disclosure Memorandum separately identifies any ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and also lists any Company Pension Plan that has been terminated in the last five years. Each Company Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code. All Company and employee contributions required to be made to each Company Pension Plan have been made in a timely manner.

(d) Except for a Company Pension Plan, the Company is not bound to provide, and the Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any similar payment.

3.22. Environmental Matters. Except as set forth in the Disclosure Memorandum, the Company holds all Environmental Permits necessary for conducting its business and operations and has conducted, and is presently conducting, its business and operations in full compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. There is no existing or, to the knowledge of the Company or Shareholders, pending Environmental Law with a future compliance date that will require material operational changes, business practice modifications or capital expenditures at any Real Property (or any other property presently or formerly owned, operated or controlled by the Company or as to which the Company may bear responsibility or Liability), or any of the Improvements thereon. Except as set forth in the Disclosure Memorandum, all Hazardous Materials and Solid Waste on, in, or under the Real Property or real property operated by the Company, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or, to the knowledge of the Company and the Shareholders, adjacent property, will subject the Company or any subsequent owner, occupant or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to the Company's and the Shareholders' knowledge, threatened Actions or Orders against or involving the Company (including any Person for whose acts or omissions the Company is responsible) relating to any alleged, past or ongoing violation.

3.23. Absence of Certain Business Practices. Neither the Company nor the Shareholders, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company to any material damage or penalty in any Action or which might have an effect on the Company or its assets and properties, (b) if not given in the past, might have had an effect on the Company's business or its assets and properties, or (c) if not continued in the future, might have an effect on the Company or which might subject the Company to suit or penalty in any Action.

3.24. Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum, the Company is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any equity interest in the Company, (b) any Affiliate of such Person, (c) any director or officer of the Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a three percent (3.0%) beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a three percent (3.0%) beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of the Company or has done business with the Company, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to the Company's products or services.

3.25. Ownership of Shares. The Disclosure Memorandum lists all liens, encumbrances, or pledges on the Company Shares made by any Shareholder. Shareholders represents and warrants that he, she or it is free to sell the Company Shares without the consent of any third party.

3.26 Full Disclosure. No representation or warranty of any Shareholder contained in this Agreement, the Disclosure Memorandum, or any instrument, certificate, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein or therein contains any untrue or incomplete statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. To the Company's and the Shareholders' knowledge, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company which has not been or is not disclosed in this Agreement, the Disclosure Memorandum or in the other instruments, certificates, agreements or writings furnished to Purchaser by or on behalf of the Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein.

ARTICLE IV

PURCHASER'S REPRESENTATIONS AND WARRANTIES

As an inducement to the Shareholders to enter into and perform this Agreement, Purchaser hereby represents and warrants as follows:

4.1. Organization. Purchaser is a corporation duly organized and validly existing under the Laws of the State of Minnesota.

4.2. Authorization; No Inconsistent Agreements. Purchaser has full corporate power and authority to execute, deliver and perform this Agreement to which it is a party. This Agreement has been duly and validly executed and delivered by Purchaser and constitute the valid and legally binding obligations of Purchaser, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

4.3. Inconsistent Obligations. The execution, delivery and performance of this Agreement to which Purchaser is a party, will not (i) result in a violation of their respective charter or certificate of incorporation or bylaws or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment or any Order to which Purchaser is a party or by which any of the assets of Purchaser is subject or bound, nor will such actions result in the creation of any Lien on any of the assets of Purchaser or the acceleration or creation of any Liability.

4.4. Consents. The execution, delivery and performance by Purchaser of this Agreement to which they are a party, and the consummation of the transactions contemplated herein and therein does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

4.5. Full Disclosure. No representation or warranty of Purchaser contained in this Agreement, or in any instrument, certificate, agreement or other writing delivered by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein or therein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

Selling Parties covenant that from the date of this Agreement until the Closing:

5.1. Purchaser's Access to Premises and Information. Purchaser and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Company and the operation of its business. The Company shall furnish or cause to be furnished to Purchaser and its representatives all data and information concerning the business, finances, and properties of the Company that may reasonably be requested.

5.2. Interim Operations of the Company. The Selling Parties covenant and agree that, except (i) as expressly provided in this Agreement; or (ii) with the prior written consent of the Purchaser, after the date hereof and prior to the Closing Date:

a. The business of the Company shall be conducted only in the ordinary and customary course consistent with past practice and, to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, and business partners;

b. The Company shall not transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; provided, however, that in no event may the Company undertake any such action involving an amount greater than $5,000;

c. The Company shall not modify, amend, or terminate any of the Company's Agreements or waive, release, or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

d. The Company shall not pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an aggregate amount greater than $5,000, without the written consent of the Purchaser;

e. Unless and until this Agreement shall have been terminated pursuant to the provisions of Article XII hereof, the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company;

f. The Selling Parties shall not knowingly take, or knowingly agree to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date;

g. The Company shall not voluntarily make, or agree to make, any changes in tax accounting methods, waive or consent to the extension of any statute of limitations with respect to taxes, or consent to any assessment of taxes, or settle any judicial proceeding affecting taxes; and

h. The Company shall not enter into an agreement, contract, commitment, or arrangement to do any of the foregoing, or to authorize, recommend, propose, or announce an intention to do any of the foregoing.

5.3. Preservation of Business and Relationships. The Company will use its best efforts, without making any commitments on behalf of Purchaser, to preserve its respective business organizations intact and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

5.4. Risk of Loss; Maintenance of Insurance. The risk of any loss, damage or destruction to any of the assets of the Company from fire or other casualty or cause shall be borne by the Company at all times prior to the Closing hereunder. Upon the occurrence of any loss or damage as a result of fire, casualty, accident or other causes prior to the Closing, except for losses or damages which would not have a material adverse effect upon the value of the assets of the Company to be transferred, the business, financial condition or results of operations of the Company, shall immediately notify Purchaser of same in writing stating with particularity the extent of loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. If the assets and operation of the Company cannot be substantially repaired or restored within thirty (30) days after such loss, Purchaser shall have the option, exercisable within ten (10) days after receipt of written notice from the Company to: (i) terminate this Agreement; or (ii) elect to consummate the Closing and accept the property in its "then" condition, in which event the Shareholder shall assign to Purchaser all rights under any insurance claim covering the loss and pay over to the Purchaser any proceeds under any such insurance policy thereafter received by Shareholder with respect thereto.

The Company will continue through Closing to carry its existing insurance, subject to variations in amounts required by the ordinary operations of their businesses. At the request of Purchaser and at Purchaser's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, the Company carries on any of its properties or in respect of its operations shall be increased by the amount or amounts Purchaser shall specify. Effective upon execution hereof, Selling Parties shall cause Purchaser to be named as an additional insured on each existing insurance policy carried by the Company.

5.5 Seek and Obtain Regulatory Approval. The Company shall seek and attempt to obtain regulatory approval of its proposed change in ownership from the SEC, NASD and any other state regulatory authority having jurisdiction over the Company.

5.6 Filing of Amended Form BD. The Company shall amend Form BD for submission to the NASDR at the signing of this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

The obligations of Purchaser to purchase the Company Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VI. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Shareholder or the Company shall be in default of any of their representations, warranties, or covenants under this Agreement.

6.1. Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by the Company and each of the Selling Parties in this Agreement, or in any written statement that any of them shall cause to be delivered to Purchaser under this Agreement, shall be true in all material respects from and as of the date of the execution of this Agreement through the Closing Date as though made at such times.

6.2. Performance by Selling Parties. Selling Parties shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or either of them, on or before the Closing Date.

6.3. No Material Adverse Change. The Company shall not have sustained any material loss or damage to its Acquired Assets, whether or not insured, that materially affects its ability to conduct its business in any material way.

6.4. Consents. All necessary agreements and consents of any Selling Parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Selling Parties and delivered to Purchaser.

6.5. Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Purchaser and its counsel.

6.6. Regulatory Approval. The Company shall comply with Section 5.5.

ARTICLE VII

CONDITIONS PRECEDENT TO SELLING PARTIES' PERFORMANCE

The obligations of the Selling Parties to sell and transfer the Company Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Selling Parties may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Selling Parties of any of its other rights or remedies, at law or in equity, if Purchaser should be in default of any of its representations, warranties, or covenants under this Agreement.

7.1. Accuracy of Purchaser's Representations and Warranties. All representations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be true in all material respects from and as of the date of the execution of this Agreement through the Closing Date as though such representations and warranties were made at such times.

7.2. Purchaser's Performance. Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

7.3. Purchaser's Corporate Approval. The board of directors of Purchaser shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the Purchaser's obligations to be performed under this Agreement on or before the Closing Date.

ARTICLE VIII

THE CLOSING

8.1. Time and Place. The transfer of the Company Shares to Purchaser pursuant hereto (the "Closing") shall take place at the office of Purchaser's counsel, Bartel Eng & Schroder, a law corporation, 300 Capitol Mall, Suite 1100, Sacramento, California 95814, at 12:00 p.m., Pacific Time, at such other time and place as the Parties may agree to in writing (the "Closing Date").

8.2. Selling Parties' Obligations at Closing. At the Closing, each of the Selling Parties shall deliver or cause to be delivered to Purchaser each of the following as may be required pursuant hereto with respect to each such Party:

a. A certificate executed by the president or vice president and the secretary or treasurer of the Company certifying that all the Company's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

b. Resignations effective as of the Closing, of each director and officer of the Company other than those whom the Purchaser shall have specified in writing at least five business days prior to Closing.

c. Simultaneously with the consummation of the transfer the Shareholders will put Purchaser into full possession and enjoyment of all Company Shares to be conveyed and transferred by this Agreement. To this end, Shareholder shall deliver the certificates or other indices of ownership to Purchaser.

d. Selling Parties shall provide a Resolution of the Shareholder authorizing the sale of the Company Shares.

Selling Parties, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by Purchaser, the Company further agrees to prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights, or benefits that are transferred to Purchaser under this Agreement and that require prosecution or enforcement in the Company's name. Any prosecution or enforcement of claims, rights, or benefits under this section shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by any of the Selling Parties.

8.3. Purchaser's Obligations at Closing. At the Closing, Purchaser shall execute and deliver to the Company and the Shareholders the documents described on Schedule 8.3 and deliver the following cash proceeds:

a. Purchase Price. The Purchaser shall deliver to the Selling Parties the purchase price of $ 38,500.

b. Trading Deposits. The Purchaser shall deliver or cause to be delivered to the Company the full amount of the Trading Deposits as listed in the Reference Date Balance Sheet.

8.4 Company's Obligations at Closing. At the Closing, the Company shall deliver to the Selling Parties the following:

a. Trading Deposits. The Company shall deliver to the Shareholders the Trading Deposits in the amount listed on the Reference Date Balance Sheet not to exceed ($40,000).

b. Bank Accounts. The Company shall deliver to the Shareholders the remaining cash in the Company Bank Accounts as listed on the Reference Date Balance Sheet as adjusted at the time of Closing, but not in excess of One Thousand Dollars ($1,000).

ARTICLE IX

INDEMNIFICATION

9.1. Indemnification by the Selling Parties. (a) In accordance with and subject to the provisions of this Section 9.1, the Selling Parties shall indemnify and hold harmless the Purchaser, their respective Affiliates, and the officers, directors, agents and employees of the Purchaser and their Affiliates (collectively, the "Indemnitees") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid to an unaffiliated third party in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

(i) any misrepresentation or breach of representation or warranty contained in this Agreement, or any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Shareholder or the Company contained in this Agreement, or any certificate, instrument, agreement or other writing delivered to Purchaser by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein;

(ii) any misrepresentation or breach of representation or warranty to those matters described on Schedule 9.1(ii); and

(iii) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

(b) The Selling Parties shall reimburse Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions in respect of any Indemnified Losses. The Selling Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Selling Parties; provided that (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed; (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action or demand is given to the Selling Parties; and (iii) counsel for the Indemnitees, at Indemnitees' own expense, may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees.

9.2. Limitations and Payment on Claims. No claim shall be brought by any Indemnitee under this Article X for breach of any representation or warranty, and none of them shall be entitled to receive any payment with respect thereto, unless and until the aggregate amount of such claim(s) equals or exceeds $1,000 (exclusive of the amounts held in escrow for taxes) and after such time as the amount of such claim(s) equals or exceeds $1,000, the Indemnitees may assert all such prior and all future claims against the Selling Parties hereunder, and any such delay in asserting a claim or claims against the Selling Parties pursuant to this Section 9.2, shall in no way prejudice the Indemnitees under any statute or period of limitations or similar law or under any principle of equity. Anything to the contrary notwithstanding, (i) each of the Selling Parties will be liable to the Indemnitees for the Indemnified Losses; (ii) the Selling Parties shall not be liable to the Indemnitees under this Article IX for Indemnified Losses, if any, in excess of the aggregate value, as of the date of Closing, of the Purchase Price; provided, however, that such limitation shall not apply to any loss suffered by the Indemnitees attributable to fraudulent misrepresentations.

9.3. Survival. The representations and warranties of each of the Selling Parties contained in this Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of Purchaser and the consummation of the transactions contemplated herein and all suchcovenants, representations and warranties shall be of no further force and effect after the expiration of three (3) years from the date of the Closing ("Survival Period"); provided, however, that the Survival Period shall not apply to the representations, warranties, covenants, agreements and indemnities set forth in Sections 3.8, 3.19, 3.21 and 3.22 hereof, but shall apply the applicable statute of limitation with respect to such matters. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

9.4. Purchaser Indemnification of Selling Parties. Purchaser agrees to indemnify and hold harmless the Company and the Shareholder against, and in respect of, any and all claims, losses, expenses, costs, reasonable attorney's fees, obligations, and liabilities either of them may incur in a bona fide settlement of claims or by judgment by reason of Purchaser's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement.

ARTICLE X

ADDITIONAL AGREEMENTS

10.1. Expenses. Except as otherwise provided herein, all expenses incurred by Purchaser in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Purchaser, as the case maybe. Except as otherwise provided herein, all expenses incurred by the Selling Parties in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Selling Parties.

10.2. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only by Purchaser; provided, however, that the Company may make any disclosure required to be made under applicable Law if it has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide Purchaser with a copy of the proposed disclosure and to discuss the proposed disclosure with Purchaser.

10.3. Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder. From time to time and at any time, at the Purchaser's request, whether on or after the date hereof, and without further consideration, the Company and Shareholders shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Company, in connection with the consummation of the transactions described herein.

10.4. Confidentiality. Each of the Shareholder will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Selling Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Selling Party will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 10.5. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Selling Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Selling Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Selling Party shall use his or its best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

10.5. Expenses after Closing. Purchaser shall be solely responsible for any and all expenses relating directly or indirectly to the Company Shares which expenses arise after the date of closing.

10.6. Escrow of Company Shares. Notwithstanding Section 2.1, Purchaser agrees to have fifteen percent (15%) of the Company Shares placed in escrow with the law firm of Bartel, Eng & Schroder, a law corporation (herein "the Escrowed Shares"). The Escrowed Shares shall be held for the benefit of the Purchaser for the sole purpose of allowing Execute Direct to retain an ownership in the Company while the Company obtains approval of this transaction from the NASDR. The Company shall promptly seek the NASDR District 2 approval of this transaction under the "Membership Continuance Process" under NASD Rule 1017 and comply with Section 5.5. The Escrowed Shares shall remain in escrow until NASDR approval of the transaction but in no less than one hundred eight (180) days from the Closing Date ("Termination of Escrow"). The Escrowed Shares shall remain titled in the name of Executed Direct, but will be automatically assigned to the Purchaser upon the Termination of Escrow. In the Event the NASDR does not approve of the transaction, the Company Shares will be returned to the Shareholder. During the escrow, Execute Direct agrees that its employees, affiliates, or nominees will: (1) not have any involvement whatsoever with the day to day activities of the Company, (2) not commit or bind the Company to any actions or liabilities without the written consent of the Purchaser, (3) to indemnify and hold Purchaser and Company harmless against any and all liabilities and/or claims that may arise from any third party relationship that are not directly consummated by the Company during the escrow with respect to the Escrowed Shares.

ARTICLE XI

TERMINATION

11.1. Conditions Permitting Termination. Subject to the provisions of Section 9.1, relating to the postponement of the Closing Date, any Party, except as specifically set forth below, may on the Closing Date upon written notification to the non-terminating Parties, terminate this Agreement:

(a) If any bona fide action or proceeding shall be pending against any Party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

(b) If the legality and sufficiency of all steps taken and to be taken by the Parties and their shareholders in carrying out this Agreement shall not have been approved by counsel.

11.2. Defaults Permitting Termination. If either Purchaser or Selling Parties materially default in the due and timely performance of any of its or their obligations, warranties, covenants, conditions precedent or agreements under this Agreement, the nondefaulting Party or Parties, at its or their option, may on the Closing Date give notice of termination of this Agreement, in the manner provided in Section 12.11. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five (5) days after the Closing Date, unless the specified defaults shall have been cured on or before the Effective Date for termination, or unless otherwise set forth in a writing executed by all Parties hereto.

11.3. Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no liability on the part of Purchaser, Selling Parties or their respective officers, directors or agents, to any other party hereto, except that in the case that a default exists by either of these parties, then the nondefaulting party shall have such rights and remedies as provided herein (with the exception of specific performance) and as available at law and in equity and the defaulting party shall be liable for any and all damages sustained by the nondefaulting party. In the event that termination occurs pursuant to Section 11.2, the nondefaulting party shall have such rights and remedies as provided herein (with the exception of specific performance) and as available at law and in equity and the defaulting party shall be liable for any and all damages sustained by the nondefaulting party.

ARTICLE XII

MISCELLANEOUS

12.1. Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

12.2. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. The Recitals are incorporated as part of the Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

12.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.4. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement.

12.5. Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns. However, no assignment of any of the rights or obligations pursuant to this Agreement by any Party to this Agreement shall be effective without the prior written authorization of the non-assigning Parties to this Agreement.

12.6. Remedies Cumulative. The remedies provided to Selling Parties and Purchaser by this Agreement shall be in addition to, and, except as stated in Section 12.7 below, not in lieu of, any other remedies to which the respective Parties are entitled at law or in equity for any breach of or noncompliance with the provisions of this Agreement by the other Parties.

12.7. Specific Performance and Waiver of Rescission Rights. Each Party's obligation under this Agreement is unique. If any Party should default in its performance of obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party or Parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate.

12.8. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.9. Finder's or Broker's Fees. Each Party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions.

12.10. Expenses. Each Party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including all fees and costs of such Party for attorneys and/or accountants who may act on such Party's behalf.

12.11. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

Global-American Investments, Inc.
34167 Pacific Coast Highway, Suite D
Dana Point, CA 92629-2897
Attn: Cedric Swirsky
Phone: 949-493-0778
Fax: 949-493-8037

If to the Selling Parties:

Execute Direct.com Corp.
94 Arthur Hills Court
Henderson, NV 89014
Attn: Marco Alfonsi
Phone: 702-617-8832
Fax: 702-617-8836

Copy to:

Stan Teeple, CFO
ExecuteDirect.com
94 Arthur Hills Court
Henderson, NV 89014
Phone: 702-617-8832
Fax: 702-617-8836

If to the Purchaser:

SE Global Equities Corp.
11900 Wayzata Blvd., Suite 207
Hopkins, MN 55305
Attn: Toby Chu, President
Phone: 604-871-9909
Fax: 604-871-9919

Copy to:

Bartel Eng & Schroder
Dan Eng, Esq.
300 Capitol Mall, Suite 1100
Sacramento, CA 95814
Phone No.: 916-442-0400
Fax No.: 916-442-3442

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

12.12. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. The Company may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Memorandum shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Memorandum identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

12.14. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

12.15 Resolution of Disputes: Any dispute that may arise under this contract if not resolved between the parties within thirty (30) days shall be submitted to arbitration, in the county of Sacramento, State of California, pursuant to the rules of the American Arbitration Association. The decision in arbitration shall be conclusive and binding on the parties and any judgment may be entered upon it in any court having jurisdiction.

12.16. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

12.17. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the Parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the Parties.

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date and year first written above:

PURCHASER

SE Global Equities Corp.

By: /s/ Toby Chu
Toby Chu, President

COMPANY

Global-American Investments, Inc.

By:/s/ Cedric Swirsky
Cedric Swirsky, President

SHAREHOLDERS

Execute Direct

Execute Direct.com Corp.

/s/ Marco Alfonsi
Marco Alfonsi, Chief Executive Officer

Shareholders of Execute Direct.com Corp.

/s/ Marco Alfonsi
Marco Alfonsi, as an Individual